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                                                                   EXHIBIT 10.69

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


     THIS AGREEMENT is made effective as of the 1/st/ day of October, 2000, between CAIS INTERNET, INC. (the "Company") and Andrew Hines (the "Executive").

                                  INTRODUCTION
                                  ------------


     The Company and the Executive desire to enter into an employment agreement embodying the terms and conditions of the Executive's employment.

     NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS
     -----------

     (a)  "Affiliate" means any person, firm, corporation, partnership,
           ---------
association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

     (b)  "Board of Directors"  means the Board of Directors of the Company.
           ------------------

     (c)  "Cause" means the occurrence of any of the following events:
           -----
          (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Executive to substantially perform his duties with the Company or an Affiliate after a request for performance has been made to the Executive by the Executive Committee of the Board of Directors (the "Executive Committee");
          (ii) any act by the Executive of fraud against the Company or an Affiliate; or
          (iii) a material breach of the Agreement by the Executive.


     (d)  "Change in Control" means the occurrence of any of the following
           -----------------
events:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (i), an acquisition by Kohlberg Kravis Roberts & Co. or Chancery Lane Capital, LLC or any
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          (ii)  person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with Kohlberg Kravis Roberts & Co. or Chancery Lane Capital, LLC shall not be deemed to result in a Change of
                Control:

          (iii) individuals who as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

          (iv) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale of the Company, or other transaction after which the shareholders of the Company prior to the transaction do not own at least fifty percent (50%) of the voting power of the surviving entity;

          (v) one or more sales of assets of the Company in any twelve-month period constituting in the aggregate 50% or more of the value of the Company's assets;

          (vi) the filing of a bankruptcy petition for the Company or the consummation of a complete liquidation or dissolution of the Company.

     (e)  "Commencement Date" is defined in Section 4(a).
           -----------------

     (f)  "Confidential Information" means confidential data and confidential
           ------------------------
information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through Executive's relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

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     (g)  "Disability" means the inability of the Executive to perform any of
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his duties hereunder due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Company), for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

     (h)  "Good Reason" means the occurrence of any of the following events
           -----------
which is not corrected by the Company within fifteen (15) days after the Executive's written notice to the Company of the same:

          (i) the nature of Executive's duties or the scope of his responsibilities are materially diminished without the Executive's written consent;

          (ii) the Executive is required to report to a different position without the Executive's written consent (other than the CEO or the Board of Directors from time to time of the Company) or the positions (in the aggregate) reporting to the Executive are materially diminished without the Executive's written consent;

          (iii) the Company changes the location of the Executive's place of employment to more than thirty-five (35) miles from the present location, unless the relocation is within the greater Washington, D.C./Northern Virginia metropolitan area or to the greater New York/New Jersey/Connecticut area; or

          (iv)  a material breach of the Agreement by the Company; or

     (i)  "Term" is defined in Section 4(a).
           ----

     (j)  "Termination Date" means the date the Executive's employment with the
          ----------------
Company is terminated regardless of the reason.

     (k)  "Trade Secrets" means information, without regard to form, including,
           -------------
but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and

          (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

          (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

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2.   Terms And Conditions Of Employment.
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     (a)  Employment.  The Company hereby employs the Executive as its Chief
          ----------
Operating Officer and Chief Financial Officer. The Executive accepts such employment with the Company in such capacity. The Executive shall report to the Executive Committee, once created, or the Board of Directors, and shall have such authority and responsibilities and perform such other and additional duties as shall reasonably be assigned to the Executive from time to time by the Executive Committee, once created, or the Board of Directors. In addition, the Executive agrees to serve as a Director if elected to that position.

     (b)  Exclusivity.  Throughout the Executive's employment hereunder, the
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Executive shall devote substantially all the Executive's time, energy and skill during regular business hours to the performance of the duties of the Executive's employment (vacations and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company; provided however, this provision shall not be construed to prevent the Executive from managing his personal financial affairs and investments, or participating in civic or charitable activities.

3.   Compensation.
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     (a)  Base Salary. In consideration for the Executive's services hereunder,
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the Company shall pay to the Executive an annual base salary in the amount of
$300,000 initially, increased to $400,000 effective February 12, 2001. The Board of Directors, or the Compensation Committee thereof, shall review the Executive's compensation at least annually and may increase (but not decrease) the Executive's annual base salary from time to time. The Company shall pay annual base salary, at least monthly, in accordance with the normal payroll payment practices of the Company.

     (b)  Bonus. In addition to the annual base salary payable under Section
          -----
3(a) hereof, the Executive shall be entitled to participate in all bonus programs generally available to all executive officers of the Company. In addition, the Executive shall be entitled to the following starting in 2001:

          (i) The Executive shall receive an annual cash bonus equal to 100% of his Base Salary for each fiscal year of the Company in which the Company's earnings before interest, taxes, depreciation, and amortization ("EBITDA") is not less than negative $41,319,000;

          (ii) The Executive shall receive an annual cash bonus equal to 300% of his Base Salary for each fiscal year of the Company in which the Company's EBITDA is zero or greater; and

          (iii) The Executive shall receive an annual cash bonus in an amount between 100% and 300% of his Base Salary (determined by linear interpolation by reference to the Company's EBITDA as compared to negative

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          (iv)  $41,319,000 and zero) for each fiscal year of the Company in which the Company's EBITDA is between negative $41,319,000 and zero.

For the year ending December 31, 2000, the Executive shall receive a guaranteed cash bonus payable in one lump sum on or before January 15, 2001 of at least $125,000 (in addition to the bonus of $100,000 that was paid to the Executive in January 2001).

The bonus is earned and accrued as of the last day of each fiscal year and the Company shall pay the bonus within fifteen (15) days of the availability of audited financial statements for the year for which the bonus is paid.

     (c)  Stock Options.  No later than February 9, 2001, the Company will grant
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to the Executive an option to purchase 300,000 shares of common stock of the
Company with an exercise price of $1.375 per share (the "First Option"). No later than March 26, 2001, the Company will also grant to the Executive an additional option to purchase 100,000 shares of common stock of the Company with an exercise price per share equal to the closing price per share of the Company's common stock on the day before the grant date (the "Second Option"). The Fist Options shall be an incentive stock option to the maximum extent permitted by law. The First Option will be vested as to 150,000 shares of stock as of the date of grant of the First Option. The Second Option will be vested as to 50,000 shares of stock as of the date of grant of the Second Option. The remaining unvested portion of the First Option and the remaining unvested portion of the Second Option will vest on the earliest of the following dates:

          (i) December 31, 2001, provided that the Executive continues to provide service to the Company on that date;

          (ii)  the date of a Change in Control; or

          (iii) the Executive's Termination Date, if the Executive's employment is terminated due to a termination by the Company without Cause, the Executive quitting for Good Reason, the Executive dying, or the Execution becoming subject to a Disability.

All vested options will remain exercisable for a period of at least one year after the Executive's Termination Date; provided, however, that if the Executive's employment is terminated by the Company for Cause, all vested options shall terminate and cease to be exercisable on the Termination Date. All shares to be issued to the Executive will be registered on Form S-8. The Company will arrange to allow the Executive to exercise all or a portion of the stock option on a cashless basis through a broker. In addition, the Company will allow the Executive to satisfy his minimum tax withholding liability upon exercise of stock options by electing to reduce the number of shares he receives by a number of shares with an aggregate fair market value equal to required tax withholding liability.

     (d)  Restricted Stock. No later than March 15, 2001, the Company will grant
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to the Executive 100,000 shares of stock which will vest upon the earliest to occur of the following dates:

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          (i)   September 30, 2002 (if the Executive continues to provide
                services to the Company on that date);

          (ii)  the date of a Change in Control; or

          (iii) the Executive's Termination Date, if the Executive's employment is terminated due to a termination by the Company without Cause, the Executive quitting for Good Reason, the Executive dying, or the Executive becoming subject to a Disability.

All shares to be issued to the Executive will be registered on Form S-8. In addition, the Company will allow the Executive to satisfy his tax withholding liability upon vesting of the restricted stock by electing to have the Company withhold a number of shares with an aggregate fair market value equal to required tax withholding liability.

     (e)  Vacation.  The Executive shall be entitled to at least four weeks paid
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vacation per year.

     (f)  Expenses.  The Executive shall be entitled to be reimbursed in
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accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies adopted by the Company from time to time. In addition, the Executive will be reimbursed for:

          (i) reasonable rent and utilities in an apartment in Washington, DC or charges for Executive's hotel expenses in Washington, DC;

          (ii) reasonable travel expenses for travel by the Executive and his spouse between Washington, DC and their homes on weekends and holidays;

          (iii) an automobile allowance of $1,000 per month;

          (iv)  and all professional dues and license fees.

     (g)  Benefits.  In addition to the benefits payable to the Executive
          --------
specifically described herein, the Executive shall be entitled to such benefits as generally may be made available to all other employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program. Additionally, the Executive shall be reimbursed for premium payments for his individual life insurance and disability insurance coverage, in an aggregate amount not to exceed twenty thousand dollars ($20,000) per year.

4.   Term, Termination and Termination Payments.
     ------------------------------------------

     (a)  Term. The term of this Agreement (the "Term") shall commence as of the
          ----
effective date of this Agreement first set forth above (the "Commencement Date") and shall

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expire on the second anniversary of the Commencement Date as provided herein.
Ninety (90) days before the first anniversary of the Commencement Date and ninety (90) days before each subsequent anniversary thereafter, the Agreement is automatically extended for an additional one-year period unless either party gives prior written notice of nonrenewal. In the event prior notice of nonrenewal is given, this Agreement shall terminate at the end of the remaining Term then in effect.

     (b)  Termination. This Agreement and the Executive's employment by the
          -----------
Company hereunder may only be terminated before expiration of the Term:

          (i)   by mutual agreement of the Executive and the Company;

          (ii) by the Company without Cause after at least two (2) weeks advance notice to the Executive by the Company;

          (iii) by the Company for Cause immediately;

          (iv) by the Company or the Executive due to the Disability of the Executive; and

          (v) by the Executive without Good Reason or following an event of Good Reason, in either event after at least sixty (60) days advance notice by the Executive to the Company.

This Agreement shall also terminate immediately upon the death of the Executive. Notice of termination by either the Company or the Executive shall be given in writing and shall specify the basis for termination and the effective date of termination; provided, however, that if the Company does not specify an effective date, termination shall be immediate.

     (c)  Effect of Termination. Upon termination of this Agreement and the
          ---------------------
Executive's employment hereunder, the Company shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement, except for payment of salary and bonus amounts, if any, accrued pursuant to
Section 3(a) or 3(b) hereof and unpaid at the Termination Date, and payments, if any, required in Section 4(e) hereof. Section 4(e) does not apply to a termination due to the Executive's Disability or death. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

     (d)  Survival.  The covenants of the Executive in Section 5 hereof shall
          --------
survive the expiration or termination of this Agreement and the Executive's employment hereunder and shall not be extinguished thereby.

     (e)  Certain Terminations.  If the Company terminates the Executive's
          --------------------
employment without Cause, the Executive resigns following an event of Good Reason, the Executive resigns for any reason following a Change in Control, or the Agreement terminates because the Company gives notice of nonrenewal, the Company shall pay the Executive a lump sum equal to the sum of two times the Executive's Base Salary plus a cash bonus determined pursuant to

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Section 3(b) hereof but prorated for the portion of the fiscal year the
Executive was employed. Additionally, if the Executive chooses continuation coverage under COBRA for himself and/or his spouse and dependents, the Executive will be obligated to pay the Company premiums in an amount not to exceed those charged to actively employed executive officers. The Base Salary portion of the payment due under this Section 4(e) shall be paid in a cash lump sum within ten
(10) days following the Termination Date. The prorated cash bonus portion of the payment due under this Section 4(e) shall be paid in a cash lump sum at the time the Executive would have received the payment of the cash bonus under Section 3(b) had the Executive remained employed by the Company through that date. To partially secure the potential severance obligation hereunder, the Company shall no later than March 26, 2001, transfer $600,000 to Citibank, N.A. ("Citibank"), as escrow agent, pursuant to an escrow agreement to be entered into between the Company, the Executive, and Citibank by March 26, 2001. The escrow agreement shall provide that the escrow amount and earnings thereon will be released from escrow only upon receipt by the escrow agent of a joint written direction executed by the Executive (or his legal representative or the legal representative of his estate) and the Company or a court or arbitrator's order directing the escrow agent to release the escrowed funds. After the Executive's termination of employment, the Company and the Executive shall execute and provide to Citibank a joint written direction:

     (i) if the Executive is entitled to severance pay pursuant to this Section 4(e), directing Citibank to pay (x) to the Executive, within ten days after the Termination Date, an amount equal to the lesser of the escrow amount and all earnings thereon or the sum of any Base Salary and annual bonus amount earned by the Executive pursuant to Sections 3(a) and 3(b) hereof, plus that portion of the Executive's severance
                                ----
          benefit equal to two times his Base Salary, (y) to the Executive, at the date the Executive's annual bonus, payable in respect of the Company's fiscal year in which the Termination Date occurred, would otherwise become payable pursuant to Section 3(b) hereof, prorated through the Termination Date, the lesser of the remaining escrow amount and earnings thereon or such prorated bonus amount, and (z) to the Company, promptly upon completion of such payment to the Executive, any remaining balance held in the escrow, if any; or

     (ii) If the Executive is not entitled to severance pay pursuant to this
          Section 4(e), (x) to the Executive, within ten days after the Termination Date, any Base Salary and annual bonus amount earned by the Executive pursuant to Sections 3(a) and 3(b) hereof, and (2) to the Company, promptly upon completion of such payment to the Executive, any remaining balance held in escrow.

Further, the escrow agreement will provide that it can not be amended, except by an amendment signed by the Company, the Executive, and Citibank. The escrowed funds will be invested in such investments as the Company and the Executive may agree.

     (f)  Payment Upon a Disability.  If the Executive's employment under this
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Agreement is terminated because of the Disability of the Executive, the Company shall continue to pay the Executive his Base Salary for the remaining Term, but only in an amount in excess of the proceeds available to the Executive from one or more disability insurance policies or plans, if any, with respect to which the Company has paid or reimbursed the Executive for the premiums.

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     (g)  Tax Reimbursement Payment. In the event that any amount or benefit
          -------------------------
paid or distributed to the Executive by the Company or any Affiliate or any equity compensation is vested, whether pursuant to this Agreement or otherwise (collectively, the "Covered Payments"), and the Executive therefore is or becomes subject to the tax (the "Excise Tax"), as determined by the Company's external auditors or the Internal Revenue Service, imposed under Section 4999 of the Code or any similar tax that may hereafter be imposed, the Company shall pay to the Executive a Tax Reimbursement Payment as hereinafter defined; provided, however, in the event the Executive later receives a refund from any taxing authority of any such amount, the Executive shall promptly reimburse the Company for such amount. The Tax Reimbursement Payment means the sum of the Excise Tax on the Covered Payments plus the Excise Taxes and federal, state, local, and employment taxes on the Tax Reimbursement Payment. The Tax Reimbursement Payment shall be calculated using the highest applicable marginal rate of federal, state or local income taxation, respectively, reasonably projected to be applicable to the Executive for the calendar year in which the Tax Reimbursement Payment is to be made.

5.   Ownership and Protection of Proprietary Information.
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     (a)  Confidentiality. All Confidential Information and Trade Secrets and
          ---------------
all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

     (b)  Return of Company Property.  Upon request by the Company, and in any
          --------------------------
event upon termination of the employment of the Executive with the Company for any reason, as a prior condition to receiving any final compensation hereunder (including payments pursuant to Section 4(e) hereof, as applicable), the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

     (c)  Survival.  The covenants of confidentiality set forth herein will
          --------
apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive prior to or after the date hereof. The covenants restricting the use of Confidential Information and the covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by law.

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6.   Agreement Not to Compete.
     ------------------------

     Executive acknowledges that the services to be rendered hereunder are of a special and unusual character which have a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. Because of the unique value to the Company of the services of Executive for which the Company has contracted hereunder, and because of the confidential information to be obtained by Executive, as aforesaid, Executive agrees and covenants as follows:

     (a) Executive agrees that after Executive ceases to be employed by the Company, Executive will not, directly or indirectly, for a period of twenty-four
(24) months next following such cessation of employment, solicit business of the type performed by the Company to a business competing with the Company's business from any client, account or customer of the Company which for purposes hereof shall be defined as client, account or customer having done business with the Company on a sole supplier basis at any time during the one (1) year period immediately preceding the date of the cessation of Executive's employment by the Company.

     (b) Executive agrees that for the same period after Executive ceases to be employed by Company as specified in Section 6(a) above, Executive will not, in any part of the United States of America, directly or indirectly undertake employment with, or to be associated with, as owner, partner, joint venturer, stockholder, employer, employee, agent or contractor, or in any other manner be connected or identified either directly or indirectly with, any person, business, organization, firm, association or corporation which is engaged in a business competing with the Company's business and which shall actively solicit business of the type performed by the Company from any of the Company's clients, accounts or customers as defined in Section 6(a) above.

     (c) Executive agrees that for a period of twenty-four (24) months after Executive ceases to be employed by the Company, Executive will not, directly or indirectly, solicit for employment or employ for Executive's own or for another's benefit any employee of the Company.

7.   No Set-Off.
     ----------

     The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder.

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8.   Notice.
     ------

     All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

     If to the Company:     c/o Chief Executive Officer at the Company's
                            Principal place of business with cc's to:


                            Alexander Navab
                            Kohlberg Kravis Roberts & Co.
                            9 W. 57th Street
                            New York, New York 10019

                            James S. Whitehead
                            Sidley & Austin
                            Bank One Plaza
                            10 S. Dearborn Street
                            Chicago, IL 60603

     If to the Executive:   Andrew Hines
                            415 Lenox Avenue
                            Westfield, NJ 07090

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

9.   Indemnification.
     ---------------

     The Executive shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which Executive may be involved, or threatened to be involved, as a party or otherwise by reason of the fact that Executive is or was Executive of the Company, which relates to or arises out of the Company, its assets, business or affairs, to the fullest extent permitted by Delaware law. Expenses (including reasonable attorneys' fees) incurred by Executive in defending or investigating any actual or threatened claim, demand, action, suit or proceeding described in this Section 9 shall from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Executive to repay such amount if it shall be determined that Executive is not entitled to be indemnified as authorized in this Section 9.

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10.  Miscellaneous.
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     (a)  Assignment.  Neither this Agreement nor any right of the parties
          ----------
hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

     (b)  Waiver.  The waiver by the Company of any breach of this Agreement by
          ------
the Executive shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

     (c)  Injunctive Relief/Arbitration.  Any controversy or claim arising out
          -----------------------------
of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association in Washington, DC. The arbitrator may, in his/her discretion, award reasonable attorneys' fees and costs to either party. Notwithstanding the foregoing, the Company may seek injunctive relief in a court of competent jurisdiction if the Executive breaches Section 5 or 6 hereof.

     (d)  Applicable Law.  This Agreement shall be construed and enforced under
          --------------
and in accordance with the laws of the District of Columbia.

     (e)  Legal Fees and Expenses. The Company shall pay all reasonable
          -----------------------
attorneys' fees and expenses incurred by the Executive in connection with the negotiation and documentation of his employment relationship with the Company.

     (f)  Entire Agreement.  This Agreement embodies the entire agreement of the
          ----------------
parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

     (g)  Amendment.  This Agreement may not be modified, amended, supplemented
          ---------
or terminated except by a written instrument executed by the parties hereto.

     (h)  Severability.  Each of the covenants and agreements hereinabove
          ------------
contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

     (i)  Captions and Section Headings.  Except as set forth in Section 1
          -----------------------------
hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

          IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

                                  THE COMPANY:


                                  By:__________________________________

                                  Title:________________________________
ATTEST:

________________________________

Title:__________________________

                                  [CORPORATE SEAL]

                                  [signatures continue next page]


                                  EXECUTIVE:

                                   ______________________________________




::ODMA\PCDOCS\ATL\467567\1

                                      -13-